Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       19,798,443
BANK OF AMERICA SECURITIES LLC              56-2058405       19,626,686
CITIGROUP, INC.                             52-1568099       21,397,107
BNP PARIBAS SECURITIES CORP.                13-3235334       18,018,923
JPMORGAN CHASE & CO.                        13-3224016        6,606,079
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        3,501,382
MORGAN STANLEY CO INCORPORATED              13-2665598        2,373,578
BARCLAYS CAPITAL INC.                       05-0346412        2,125,608
NOMURA                                      00-0000000        1,728,865
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,151,248






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       19,214,817
BANK OF AMERICA SECURITIES LLC              56-2058405        6,848,757
CITIGROUP, INC.                             52-1568099        3,058,042
BNP PARIBAS SECURITIES CORP.                13-3235334          275,435
JPMORGAN CHASE & CO.                        13-3224016        4,716,914
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,615,230
MORGAN STANLEY CO INCORPORATED              13-2665598        3,083,196
BARCLAYS CAPITAL INC.                       05-0346412        2,065,590
NOMURA                                      00-0000000        2,055,927
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,744,415




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    102,918,381 D. Total Sales: 53,401,641

                               SCREEN NUMBER : 12